LINE OF CREDIT PROMISSORY NOTE

$100,000.00

FOR VALUE RECEIVED FOR GOODS AND SERVICES, US Global Nanospace, Inc., ("Borrower") promises to pay to the order of Ghassan Alamdar ("Lender"), an individual, the principal sum of One Hundred Thousand Dollars ($100,000), or so much thereof as may be disbursed to, or for the benefit of the Borrower by Lender in accords with the Lender's criteria as outlined in this document. It is the intent of the Borrower and Lender hereunder to create a line of credit agreement between Borrower and Lender whereby Borrower may borrow up to One Hundred Thousand Dollars ($100,000) from Lender by virtue of the Lender’s audited direct compensation for goods and services as identified and agreed to by the parties for the in country demonstration of the MAPSANDS technology for the government of [UNDISCLOSED COUNTRY]*; provided, however, that Lender has no obligation to lend Borrower any amounts hereunder greater than the amount stated herein and the decision to lend such money shall be in accord with the obligations defined herein.

ADMINISTRATION FEE: A fee for this transaction shall be paid to lender based upon the paid principal of this line of credit equal to 8% of the final funding amount. The fee shall be a one-time fee and shall be paid at such time as when the principal balance of this Note becomes due and payable. The principal balance of this Note shall be due and payable one year from the date of this Note or upon first funding of a minimal of One Million Dollars ($1,000,000). There shall be no penalty for early repayment of all or any part of the principal.

GOODS AND SERVICES: The “goods and services” referred to in this contract shall be construed to include the following in country expenses: Lodging inclusive of taxes and internet service, ground transportation, costs incurred by ARA Media Company, generators, tents, and additional equipment required for the successful completion of the MAPSANDS demonstration.

DEFAULT: The Borrower shall be in default of this Note on the occurrence of any of the following events: (i) the Borrower shall be dissolved or liquidated; (ii) the Borrower shall make an assignment for the benefit of creditors or shall be unable to, or shall admit in writing their inability to pay their debts as they become due; (iii) the Borrower shall commence any case, proceeding, or other action under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors, or any such action shall be commenced against the undersigned; (iv) the Borrower shall suffer a receiver to be appointed for it or for any of its property or shall suffer a garnishment, attachment, levy or execution.

REMEDIES: Upon default of this Note, Lender may declare the entire amount owing hereunder to be immediately due and payable. Lender may also use all remedies in law and in equity in accord with the laws of the State of California to enforce and collect the amount owed under this Note. Furthermore, Borrower hereby waives demand, presentment, and notice of dishonor, diligence in collecting, grace and notice of protest.

ADDITIONAL PROVISIONS: This Note may only be waived, changed, modified, or discharged by a written instrument signed by duly authorized representatives of the Borrower and the Lender, and may not be modified verbally or in any other manner without unanimous consent of the parties.

The parties acknowledge that they have read the foregoing document and agree to the terms and conditions contained therein. They further represent that they are duly authorized to affix their signature to this legal document and to be bound by the laws of the State of California this 8th day of May 2006.

US Global Nanospace, Inc.	Ghassan Alamdar
Carl H. Gruenler Chief Executive Officer	Ghassan Alamdar Individual

* The Registrant has omitted this portion of this exhibit pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.